Exhibit 99.2

PROXY SYNNEX CORPORATION PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR SPECIAL MEETING — October 3, 2018 The undersigned hereby constitutes and appoints Dennis Polk and Simon Leung, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Stockholders of SYNNEX CORPORATION to be held at the offices of the Company and at any adjournments thereof and to vote with respect to the proposals set forth on the reverse side all shares of stock of SYNNEX CORPORATION the undersigned is entitled to vote at the Special Meeting. You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE. Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. The proxies cannot vote your shares unless you sign and return this card. (PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held October 3, 2018. The Proxy Statement to Stockholders is available at: http://www.viewproxy.com/synnex/SM/2018

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. to consider and vote on a proposal to approve the issuance of shares of SYNNEX 2. to consider and vote on a proposal to approve the adjournment of the SYNNEX common stock, par value $0.001 per share, in connection with the first of the two special meeting if necessary to solicit additional proxies if there are not sufficient mergers contemplated by the Agreement and Plan of Merger, dated June 28, 2018, as votes to approve the issuance of shares of SYNNEX common stock in connection amended on August 22, 2018, and as it may be amended from time to time, among with the initial merger at the time of the SYNNEX special meeting, or any SYNNEX, Delta Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary adjournment or postponement thereof. of SYNNEX, Concentrix CVG Corporation, a Delaware corporation and wholly-owned o FOR o AGAINST o ABSTAIN subsidiary of SYNNEX, and Convergys Corporation, an Ohio corporation; and o FOR o AGAINST o ABSTAIN I plan on attending the meeting o Please sign exactly as your name appears on your stock certificate. If the stock is held by joint tenants or as community property, both should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should give their full titles. Signature of Stockholder Date Signature of Stockholder Date CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. SCAN TO CONTROL NUMBER VIEW MATERIALS & VOTE w PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone INTERNET TELEPHONE MAIL Vote Your Proxy on the Internet: Vote Your Proxy by Phone: Vote Your Proxy by Mail: Go to www.AALvote.com/snxsm Call 1 (866) 804-9616 Have your proxy card available Use any touch-tone telephone to Mark, sign, and date your proxy when you access the above vote your proxy. Have your proxy card, then detach it, and return website. Follow the prompts to card available when you call. it in the postage-paid envelope vote your shares. Follow the voting instructions to provided. vote your shares.